UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue,

San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Convertible Debentures and Warrants

On August 12, 2013, OCZ Technology Group, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the institutional and accredited investors identified on the signature pages thereto relating to the private placement of up to $13.1 million of convertible debentures and warrants to purchase shares of common stock, par value $0.0025 (the “Common Stock”) of the Company. The closing under the Purchase Agreement occurred on August 13, 2013.

The Company issued $13,098,500 aggregate principal amount of 9% Senior Secured Convertible Debentures due August 13, 2014 (the “Debentures”) at par and issued warrants to purchase 5,778,750 shares of Common Stock (the “Warrants”) that are exercisable until August 13, 2018. The conversion price of the Debentures is $1.70 per share, and the exercise price for the Warrants is $0.75 per share. Both the conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment upon certain events as set forth in the Debentures and the Warrants, respectively. Pursuant to a Security Agreement (the “Security Agreement”) entered into by the Company and its subsidiary Sanrad, Inc. (“Sanrad”), the Debentures are secured by a security interest in substantially all of the personal property of the Company and Sanrad, whether now owned or hereafter acquired, and, pursuant to a Subsidiary Guaranteee entered into by Sanrad (the “Subsidiary Guarantee”), the Debentures are guaranteed by Sanrad. The indebtedness and obligations under the Debentures, as well as the liens securing such indebtedness and obligations, are subordinate to the indebtedness and obligations under the Loan and Security Agreement, dated as of March 11, 2013 (as amended, the “Hercules Loan Agreement”), between the Company and Hercules Technology Growth Capital, Inc. (“Hercules”), and the liens securing such indebtedness and obligations, except as otherwise described below.

The Debentures bear interest at a rate of 9% per annum, payable monthly in arrears in cash, and mature August 13, 2014. If the Company is not current in its Securities and Exchange Commission (“SEC”) filings at any time after six months following the date of the Purchase Agreement and prior to the date on which the Debentures, the Warrants and the underlying shares may be resold by non-affiliates without restriction under Rule 144, it would owe liquidated damages equal to 2% of the principal amount of the Debentures per month until the Company makes the required SEC filings or the underlying shares may be resold by non-affiliates without complying with the current public information requirement of Rule 144.

The Debentures are redeemable at the option of the Company in whole or in part from time to time. The Debentures are redeemable at the election of the holders if (i) the Company announces a Change in Control Transaction (as defined in the Debentures), or (ii) the Company or a subsidiary enters into an agreement or enters into an agreement providing for the sale of a material portion of their respective assets for gross proceeds of $50 million or more. The redemption price is the sum of (a) 125% of the then outstanding principal amount of the Debenture being redeemed, (b) accrued but unpaid interest, (c) all liquidated damages and other amounts due in respect of the Debenture and (d) an additional amount equal to the amount of interest that, but for such redemption, would have accrued with respect to the principal amount of the Debenture for the period from the date of such redemption through the maturity date. In addition, if after the six month anniversary of the closing date, the volume weighted average price of the Common Stock for 20 out of any 30 consecutive trading days, which period shall have commenced only after the six month anniversary of the closing date, exceeds $3.72, the Company may cause the holders to convert all or part of the Debentures provided certain conditions are satisfied.

The Debentures contain covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, excluding permitted indebtedness such as borrowing under the Hercules Loan Agreement, pledge assets, amend its charter documents in any manner that materially and adversely affects the rights of the holders of the Debentures, repurchase equity securities, prepay indebtedness, pay dividends or enter into transactions with affiliates except on an arms’-length basis.

The Debentures provide for customary events of default for transactions of this nature. If an event of default occurs under the Debentures, the holders of two-thirds of the outstanding principal amount of the Debentures may declare the outstanding principal amount thereof to be immediately due and payable (except for certain bankruptcy events of default, in the event of which the outstanding principal amount would automatically become immediately due and payable). The amount due and payable in the event of an acceleration following an event of default would be the sum of (a) the greater of (i) the outstanding principal amount of the Debentures, plus all accrued and unpaid interest hereon, divided by the conversion price, multiplied by the volume weighted average price of the Common Stock over the period specified in the Debentures, or (ii) 125% of the outstanding principal amount of the Debentures, plus 100% of accrued and unpaid interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debentures.

The Company granted the purchasers that are parties to the Purchase Agreement the right to participate in up to 50% of any future financings, other than certain exempt issuances. The Company also agreed not to conduct certain equity financings for a period of 30 days following the date of the Purchase Agreement.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the parties to the Purchase Agreement pursuant to which the Company has agreed to file a registration statement with the SEC within 60 days of the closing to register the resale of the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants. The Company is required to use commercially reasonable efforts to cause the registration statement to become effective by the 90th day after the initial filing date (120 days in the event the registration statement is reviewed by the SEC) and keep it effective until all of the shares registered thereunder are no longer “Registrable Securities” (as defined in the Registration Rights Agreement). If the Company fails to file the registration statement when required, the registration statement is not declared effective when required or fails to remain effective during the period specified in the Registration Rights Agreement, then the Company would owe monthly liquidated damages equal to 2% of the aggregate purchase price paid for the Registrable Securities pursuant to the Purchase Agreement.

Amendment to Hercules Loan Agreement and Cancellation of Hercules Warrants

In connection with the Purchase Agreement, the Company and Hercules entered into the Second Amendment to Loan and Security Agreement, dated as of August 13, 2013 (the “Second Amendment”). Among other things, under the Second Amendment:

•	all outstanding amounts under the Hercules Loan Agreement, other than the Warrant Exchange Fee (as defined below), are due and payable June 1, 2014;

•	Hercules may make advances under the revolving portion of the Hercules Loan Agreement in its sole discretion;

•

the principal balance on the term loan outstanding on October 31, 2013 is repayable in equal monthly installments of principal and interest beginning November 1, 2013 (calculated on a mortgage style basis as if the final maturity date was 30 months after the date of the initially installment), with the balance due on June 1, 2014;

•

the Company is required to provide Hercules with the Company’s audited financial statements for the fiscal years ended February 29, 2012 and February 28, 2013 as soon as practicable and in any event by September 16, 2013;

•	certain covenants were amended to permit the Company to issue the Debentures and perform its obligations thereunder;

•

if, prior to delivery of the Company’s financial statements for any fiscal quarter, the Company takes action to improve its liquidity to the satisfaction of Hercules, the quarterly EBITDA and minimum liquidity covenants will be deemed to be waived until delivery of the financial statements for the next fiscal quarter; and

•	Hercules waived all events of default existing prior to the date of the Second Amendment.

In addition, pursuant to Section 13 of the Second Amendment, all of the warrants issued to Hercules were cancelled in exchange for a fee (the “Warrant Exchange Fee”) of $6.5 million, payable upon the earlier to occur of (a) the consummation of any sale of all or any material portion of the Company’s assets in one or a series of transactions, the merger, consolidation, share exchange or similar transaction of the Company with or into another corporation, company or other entity or a Change of Control (as defined in the Hercules Loan Agreement), (b) the payment in full in cash of the then outstanding principal amount of and all accrued and unpaid interest on the Debentures, (c) the Hercules term loan maturity date, or (d) the payment in full of the outstanding secured obligations under the Hercules Loan Agreement. However, the Second Amendment provides that the Company shall not make and Hercules shall not accept the payment of the Warrant Exchange Fee unless and until the principal amount of the outstanding Debentures and all accrued and unpaid interest, fees and other amounts due and payable thereon shall have been paid in full or otherwise converted into shares of Common Stock. The Warrant Exchange Fee does not bear interest but it is secured by the collateral under the Hercules Loan Agreement. As of the time immediately prior to the cancellation of the warrants, the warrants entitled Hercules to purchase 4,077,397 shares of Common Stock at an exercise price of $1.46 per share, with warrants to purchase 1,027,397 shares to expire in March 2018 and warrants to purchase 3,050,000 shares to expire in June 2018. All of these warrants were cancelled effective August 13, 2013.

The foregoing description of the Purchase Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee and the Second Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the documents filed as Exhibits to this Form 8-K, which are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above with respect to the cancellation of the warrants issued to Hercules is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Purchase Agreement, the Debentures and the Second Amendment is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 with respect to the issuance of the Debentures, Warrants and shares of Common Stock issuable thereunder (collectively, the “Securities”) is incorporated by reference into this Item 3.02. The Securities were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 8.01	Other Events

On August 12, 2013, the Company issued a press release announcing the execution of the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2013	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Rafael Torres
	Name:	Rafael Torres
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Loan and Security Agreement, dated as of March 11, 2013, between the Company and Hercules

10.2	Intellectual Property Security Agreement, dated as of March 11, 2013, between the Company and Hercules

10.3	Warrant to Purchase Capital Stock issued to Hercules March 11, 2013

10.4	First Amendment to Loan and Security Agreement, dated as of June 13, 2013, between the Company and Hercules

10.5	Amendment No. 1 to Warrant to Purchase Capital Stock issued to Hercules dated June 13, 2013

10.6	Warrant to Purchase Capital Stock issued to Hercules June 13, 2013

10.7	Second Amendment to Loan and Security Agreement, dated as of August 13, 2013, between the Company and Hercules

10.8	Securities Purchase Agreement, dated as of August 12, 2013, among the Company and the investors identified on the signature pages thereto

10.9	Registration Rights Agreement, dated as of August 12, 2013, among the Company and the investors identified on the signature pages thereto

10.10	Security Agreement, dated as of August 12, 2013, among the Company, Sanrad and Collateral Agents, LLC

10.11	Subsidiary Guarantee, dated as of August 12, 2013, by Sanrad

10.12	Form of 9% Senior Secured Convertible Debentures due August 13, 2014

10.13	Form of Common Stock Purchase Warrant issued August 13, 2013

99.1	Press release of the Company issued August 13, 2013

*	Confidential treatment has been requested for a portion of this document.